COVER LETTER

Department of State
New Filing Section
Division of Corporations
P. O. Box 6327
Tallahassee, FL 32314

SUBJECT: Jabez Biosciences, Inc.
(PROPOSED CORPORATE NAME – MUST INCLUDE SUFFIX)

Enclosed are an original and one (1) copy of the articles of incorporation and a check for:

☑ $70.00 Filing Fee	☐ $78.75 Filing Fee & Certificate of Status	☐ $78.75 Filing Fee & Certified Copy	☐ $87.50 Filing Fee, Certified Copy & Certificate of Status
		ADDITIONAL COPY REQUIRED	

FROM: James S. Byrd, PA
Name (Printed or typed)

1452 N. US Hwy. 1, Suite 123
Address

Ormond Beach, FL 32174
City, State & Zip

407-705-2054
Daytime Telephone number

jim@byrdlawgroup.com
E-mail address: (to be used for future annual report notification)

2024 MAY 22 PM 1:50
TALLAHASSEE, FLORIDA
RECEIVED

NOTE: Please provide the original and one copy of the articles.

ARTICLES OF INCORPORATION
In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

ARTICLE I NAME

The name of the corporation shall be: Jabez Biosciences, Inc.

ARTICLE II PRINCIPAL OFFICE

Principal **street** address	Mailing address, if different is:
6393 Blackstone Dr.	
Zionsville, IN 46077	

ARTICLE III PURPOSE

The purpose for which the corporation is organized is: Any and all lawful business.

ARTICLE IV SHARES

The number of shares of stock is: 100,000,000 Class A Common; 10,000,000 Series A Preferred

ARTICLE V INITIAL OFFICERS AND/OR DIRECTORS

Name and Title: Tamara Jovonovich, President
Address: 6393 Blackstone Dr.
Zionsville, IN 46077

Name and Title: Tamara Jovonovich, Secretary
Address: 6393 Blackstone Dr.
Zionsville, IN 46077

Name and Title: Tamara Jovonovich, Treasurer
Address: 6393 Blackstone Dr.
Zionsville, IN 46077

Name and Title: Tamara Jovonovich, Director
Address: 6393 Blackstone Dr.
Zionsville, IN 46077

Name and Title: Robert Lewis, Director
Address: 153 Sundial Rd.
Madison, MS 39110

Name and Title: David Mehalick, Director
Address: 2868 Tiburon Blvd. E
Apt. 103
Naples, FL 34109

Name and Title:________________ Name and Title:________________

Address ________________ Address: ________________

ARTICLE VI REGISTERED AGENT

The **name and Florida street address** (P.O. Box **NOT** acceptable) of the registered agent is:

Name: James S. Byrd, PA

Address: 1452 N. US Hwy. 1, Suite 123

Ormond Beach, FL 32174

ARTICLE VII INCORPORATOR

The **name and address** of the Incorporator is:

Name: James S. Byrd, PA

Address: 1452 N. US Hwy. 1, Suite 123

Ormond Beach, FL 32174

ARTICLE VIII EFFECTIVE DATE:

Effective date, if other than the date of filing: ________________. (OPTIONAL)

(If an effective date is listed, the date must be specific and cannot be more than five days prior or 90 days after the filing.)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity

James S. Byrd

Required Signature/Registered Agent

May 21, 2024

Date

I submit this document and affirm that the facts stated herein are true. I am aware that the false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S.

James S. Byrd

Required Signature/Incorporator

May 21, 2024

Date